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                                                                   EXHIBIT 10.6


                                                              ___________, 2000


GBI Capital Partners Inc.
1055 Stewart Avenue
Bethpage, NY  11714

                  RE:      UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.

Gentlemen:

         This letter will confirm the agreement of the undersigned to purchase units ("Units") of Unity Emerging Technology Venture One Ltd. (the "Company"), each Unit consisting of one share of common stock, par value $.0001 (the "Common Stock"), of the Company and one Class A Warrant being sold in the Company's initial public offering ("IPO"), upon the terms and conditions set forth herein.

         The undersigned agrees that this letter agreement constitutes an irrevocable order for GBI to purchase for his account _______ Units at the IPO price of $6.00 per Unit (the "Unit Purchase"). The undersigned may notify GBI that all or part of the Unit Purchase will be made by an affiliate who has an account at GBI and, in such event, GBI will make such purchase on behalf of said affiliate; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate fails to make such payment.

         The undersigned also agrees that the Unit Purchase may not be sold until the earlier of six months following the completion of a business combination as described in the Company's registration statement on Form S-1 (File No. 333-36754) or the Company's liquidation.

                                               Very truly yours,


                                               By:____________________